Exhibit 1.1

EXECUTION VERSION

WESTPAC BANKING CORPORATION

US$1,000,000,000 5.405% Subordinated Notes due 2033

Underwriting Agreement

August 3, 2022

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States of America

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

United States of America

Westpac Banking Corporation

275 Kent Street

Sydney, New South Wales 2000

Australia

As Representatives of the several Underwriters
listed in Schedule 1 hereto

Ladies and Gentlemen:

Westpac Banking Corporation (A.B.N. 33 007 457 141) (the “Bank”), a company incorporated in the Commonwealth of Australia (“Australia”) under the Corporations Act 2001 of Australia (the “Corporations Act”) and registered in New South Wales, proposes to issue and sell to the several Underwriters named in Schedule 1 hereto (the “Underwriters”), for whom each of you is acting as representative (the “Representatives”), US$1,000,000,000 5.405% Subordinated Notes due 2033 (the “Securities”). The Securities will be issued under the Fourth Amended and Restated Subordinated Indenture, dated as of November 3, 2021 (the “Base Indenture”), between the Bank and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of August 3, 2022, between the Bank and the Trustee (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Securities are subject, upon the occurrence of a Non-Viability Trigger Event (as defined in the Prospectus (as defined below)), to Conversion (as defined in the Prospectus) into Ordinary Shares (as defined in the Prospectus) of the Bank, or possible Write-off (as defined in the Prospectus), subject to the terms of the Indenture.

The Bank has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an “automatic shelf registration statement”, as such term is defined under Rule 405 under the Securities Act, on Form F-3 (File No. 333- 260703), including a prospectus, relating to the Securities and such registration statement became effective upon filing with the Commission on November 3, 2021, in accordance with Rule 462(e) under the Securities Act. Such registration statement, as further amended as of the Effective Date (as defined below), including the Prospectus (as defined below), all exhibits thereto (excluding the Form T-1, except where otherwise stated) and the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement as of the Effective Date (“Rule 430 Information”), is referred to herein as the “Registration Statement”; “Effective Date” means the effective date of the Registration Statement pursuant to Rule 430B under the Securities Act for purposes of liability under Section 11 of the Securities Act of the Bank or the Underwriters with respect to the offering of the Securities; “Base Prospectus” means the base prospectus, dated November 3, 2021, filed as part of the Registration Statement, relating to the Securities; “Preliminary Prospectus” means the Base Prospectus, as supplemented by the preliminary prospectus supplement specifically relating to the Securities, in the form in which it was most recently filed with the Commission pursuant to Rule 424(b) under the Securities Act and provided to the Representatives for use by the Underwriters in connection with the offering of the Securities; “Prospectus” means the Base Prospectus, as supplemented by the definitive prospectus supplement specifically relating to the Securities, in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 3(a) hereof, including any documents incorporated by reference therein as of the date of such filing. Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act as of the Effective Date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Registration Statement and the Prospectus.

As of 3:50 p.m. on August 3, 2022 New York City time (the “Time of Sale”), the Bank had prepared the following information: the Preliminary Prospectus, including all documents incorporated therein by reference, whether any such incorporated document is filed before or after the Preliminary Prospectus, so long as the incorporated document is filed before the Time of Sale, and each “free-writing prospectus”, as such term is defined pursuant to Rule 405 under the Securities Act, listed on Annex A hereto (each, an “Issuer General Use Free Writing Prospectus”) as constituting part of the Time of Sale Information (collectively, the “Time of Sale Information”).

SECTION 1.      Representations and Warranties.

(a)            Representations and Warranties by the Bank. The Bank represents and warrants to each Underwriter as follows:

(i)            Preliminary Prospectus. No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Bank makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(ii)            Time of Sale Information. The Time of Sale Information at the Time of Sale did not, and on the Closing Date (as defined in Section 2(b)) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Bank makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus was omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(iii)            Additional Information. Any information not contained in, or incorporated by reference in, the Time of Sale Information provided to investors by, or with the approval of, the Bank in any investor presentations made to investors by the Bank in the United States on the date, or within 14 days prior to the date, of this Agreement, other than any Issuer Free Writing Prospectus (as defined below) (“Additional Information”), when taken together with the Time of Sale Information, at the Time of Sale did not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)            Issuer Free Writing Prospectus. The Bank (including its agents and representatives, other than the Underwriters in their capacity as such) has not used, authorized, approved or referred to and will not use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Bank or its agents and representatives (other than a communication referred to in clause (A), (B) or (C) below) an “Issuer Free Writing Prospectus”) other than (A) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (B) the Preliminary Prospectus, (C) the Prospectus, (D) each Issuer General Use Free Writing Prospectus and (E) any electronic road show or other written communications, in the case of (A), (D) and (E), approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the requirements of the Securities Act on the date of first use, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus and each other Issuer Free Writing Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not on the date of first use, and on the Closing Date, except to the extent amended or superseded by a subsequent Issuer Free Writing Prospectus, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Bank makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(v)            Registration Statement and Prospectus. The Registration Statement became effective upon filing with the Commission under Rule 462(e) under the Securities Act on November 3, 2021 and any post-effective amendment thereto also became effective upon filing under Rule 462(e) under the Securities Act. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Bank or related to the offering has been initiated or threatened by the Commission; the Registration Statement as of the Effective Date complies, and any amendment thereto as of the date it becomes effective will comply, in all material respects, with the requirements of the Securities Act, as amended, and the rules and regulations of the Commission thereunder, and the Registration Statement, as of the Effective Date did not, and any amendment thereto as of the date it becomes effective will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus, as of the date of the prospectus supplement comprising a part of such Prospectus, did not, and any amendment or supplement to the Prospectus, as of the date of such amendment or supplement, will not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Bank makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act (as defined in Section 1(a)(xviii)) or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(vi)            Status under the Securities Act. The Bank is not an “ineligible issuer” and is a “well-known seasoned issuer”, in each case as such term is defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(vii)           Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents, at the time of its filing with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents became effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not, when taken together with the Prospectus or the Time of Sale Information, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(viii)          Independent Accountants. The accountants who certified any audited financial statement of the Bank and any supporting schedules thereto included, or incorporated by reference, in the Registration Statement are independent chartered accountants with respect to the Bank under the Code of Ethics for Professional Accountants as issued by the Accounting Professional and Ethical Standards Board and an independent registered public accounting firm as required by the Securities Act.

(ix)            Financial Statements. The financial statements, together with the related schedules and notes thereto, of the Bank and its controlled entities included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial condition and results of operations of the Bank and its controlled entities as at the dates indicated and for the periods specified; and, except as stated therein, said financial statements have been prepared in accordance with the requirements for an authorized deposit-taking institution under the Banking Act 1959 of Australia, as amended, Australian Accounting Standards, Interpretations and other authoritative pronouncements of the Australian Accounting Standards Board, and the Corporations Act applied on a consistent basis to all periods presented.

(x)             Accounting Controls. The Bank maintains a system of internal controls designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with applicable accounting standards, which system includes policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Bank and its consolidated entities, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with applicable accounting standards, and that receipts and expenditures of the Bank are being made only in accordance with authorizations of management and directors of the Bank, and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Bank’s assets that could have a material effect on the financial statements.

(xi)            Disclosure Controls and Procedures. The Bank has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) in accordance with the rules and regulations under the Exchange Act.

(xii)           Due Incorporation and Qualification. The Bank has been duly organized, is a validly existing corporation under the laws of Australia, is authorized to carry on a banking business under the laws of Australia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus.

(xiii)          Existence of Significant Subsidiaries. Each Significant Subsidiary (as defined below) of the Bank has been duly organized, is a validly existing corporation under the laws of the jurisdiction of its incorporation and, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and all of the issued and outstanding share capital or capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Bank, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity. The term “Significant Subsidiary” means each subsidiary of the Bank that is a significant subsidiary as defined in Rule 1-02 of Regulation S-X under the Securities Act.

(xiv)          Material Changes. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change, or any development that could reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in or affecting the earnings or operations of the Bank and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(xv)           No Defaults. Neither the Bank nor any of its subsidiaries is in violation of its constitution, memorandum of association, articles of association, charter or other organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Bank or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not have a, and could not reasonably be expected to have a prospective, material adverse effect on the condition, financial or otherwise, or the earnings or operations of the Bank and its subsidiaries taken as a whole (a “Material Adverse Effect”). None of the execution, delivery and performance of the Securities and the Indenture and this Agreement (the “Transaction Documents”) by the Bank, and any other agreement or instrument entered into or issued or to be entered into or issued by the Bank in connection with the transactions contemplated hereby or thereby or in the Registration Statement, the Time of Sale Information or the Prospectus, and the consummation of the transactions contemplated herein and in the Registration Statement, the Time of Sale Information or the Prospectus (including the issuance and sale of the Securities as described therein, the use of the proceeds therefrom as described under the caption “Use of Proceeds” and the issuance of Ordinary Shares upon the Conversion of the Securities upon the occurrence of a Non-Viability Trigger Event) and compliance by the Bank with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Bank or any subsidiary of the Bank pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, events, liens, charges or encumbrances that would not have a, and could not reasonably be expected to have a prospective, Material Adverse Effect), nor will such action result in any violation of (A) any provision of the Bank’s constitution or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Bank or any of its assets, properties or operations except, in the case of this clause (B), a violation which, alone or taken together with all such violations covered by this clause (B), would not have a, and could not reasonably be expected to have a prospective, Material Adverse Effect.

(xvi)          Legal Proceedings. Except as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there is no investigation, action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the best of the Bank’s knowledge, threatened against or affecting the Bank or any of its Significant Subsidiaries that in the reasonable judgment of the Bank is likely to result in any Material Adverse Effect or adversely affect the consummation of the transactions contemplated under the Registration Statement, the Time of Sale Information and the Prospectus, this Agreement or the Indenture or the performance by the Bank of its obligations hereunder or thereunder.

(xvii)         Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Bank.

(xviii)        Authorization of the Indenture. The Base Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the Indenture has been duly authorized by the Bank and, when the Third Supplemental Indenture is duly executed and delivered by the Bank, assuming due execution and delivery by the Trustee, the Indenture will be a valid and legally binding agreement of the Bank, enforceable against the Bank in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditor’s rights or by general equity principles.

(xix)           Authorization of the Securities. The Securities, on the Closing Date, will have been duly authorized and executed by the Bank and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and legally binding obligations of the Bank, enforceable against the Bank in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditor’s rights or by general equity principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The Ordinary Shares that may be issued upon Conversion will be validly issued and fully paid in accordance with applicable laws and regulations and accordingly, the holder of such Ordinary Shares will not be by virtue of that holding liable to make any further contribution to pay the Bank’s debts and liabilities. Conversion of the Securities into Ordinary Shares will not give rise to an assessable gain for holders for Australia tax purposes at the time of Conversion. The Ordinary Shares will not be subject to any ad valorem stamp duties in Australia, will rank equally with and carry the same rights and privileges in all respects as the other Ordinary Shares then outstanding, and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, will be free and clear of all liens, charges, encumbrances, security interests or claims of third parties. In connection with the authorization and issuance of the Securities and the Ordinary Shares, it is not necessary for the Bank to reserve the Ordinary Shares for issuance upon Conversion of the Securities.

(xx)            Descriptions of the Securities, the Ordinary Shares and the Transaction Documents. The Securities and the Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Time of Sale Information and the Prospectus and will be substantially in the respective forms last delivered to the Underwriters prior to the date of this Agreement or filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement, the Time of Sale Information and the Prospectus. The Ordinary Shares will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Time of Sale Information and the Prospectus, and such statements are accurate in all material respects.

(xxi)           Capitalization. The Ordinary Shares constituting the authorized, issued and outstanding share capital of the Bank have been duly authorized and validly issued by the Bank and are fully paid and will not subject the holders thereof to any personal liability to the Bank or to creditors of the Bank, and none of the outstanding shares of the Bank were issued in violation of any pre-emptive or other similar rights.

(xxii)          Absence of Further Requirements. No declaration or filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or any regulatory authority or other governmental agency or stock exchange authority or body, in the United States, Australia or elsewhere, is necessary or required for the issuance and sale by the Bank of the Securities, for the due authorization, execution and delivery by the Bank of the Transaction Documents or for the performance by the Bank of the transactions contemplated by the Registration Statement, the Time of Sale Information, the Prospectus and the Transaction Documents, except (A) (i) such as have been already obtained or will have been obtained prior to the Closing Date, as required under the Securities Act, the Exchange Act, the requirements of the Australian Securities Exchange operated by ASX Limited or the laws of Australia and (ii) such as may be required under state or foreign securities or banking laws in connection with the purchase and distribution of the Securities by the Underwriters and (B) such consents, approvals, authorizations, licenses, orders, registrations, qualifications or decrees the failure to obtain or make which, individually or in the aggregate, would not have a, and could not reasonably be expected to have a prospective, Material Adverse Effect or will not affect the validity of the Securities or the rights of the holders thereof or prevent or delay the consummation of the transactions contemplated by the Registration Statement, the Time of Sale Information, the Prospectus and the Transaction Documents.

(xxiii)         Ranking. The Securities will be the Bank’s direct, unsecured and subordinated obligations. In the event of a Winding-Up (as defined in the Prospectus) of the Bank in Australia, to the extent the Securities have not previously been Converted or Written-off, the Securities would (i) be subordinate to, and rank junior in right of payment to, the obligations of the Bank to Senior Creditors (as defined in the Prospectus), and certain debts required to be preferred by law, and all such obligations to Senior Creditors and debts required to be preferred by law shall be entitled to be paid in full before any payment shall be paid on account of any sums payable in respect of the Securities, (ii) rank equally with obligations of the Bank to the holders of other Subordinated Debt Securities (as defined in the Prospectus) that have not been Converted or Written-off (or that have been partially Converted or Written-off), and the obligations of the Bank to holders of Equal Ranking Instruments (as defined in the Prospectus) and (iii) rank prior to, and senior in right of payment to, the obligations of the Bank to holders of Ordinary Shares, and other Junior Ranking Capital Instruments (as defined in the Prospectus).

(xxiv)        No Unlawful Payments. To the knowledge of the Bank, none of (a) the Bank or any of its subsidiaries, (b) any director, officer or employee of the Bank or any of its subsidiaries acting within the scope of their employment, or (c) any agent of the Bank or any of its subsidiaries acting within the scope of its instructions from the Bank or any of its subsidiaries has (i) used any funds of the Bank for any contribution, gift, entertainment or other expense relating to political activity in violation of any applicable statute, rule or regulation of any jurisdiction in which the Bank or any such subsidiary operates and to which it is subject; (ii) made any direct or indirect payment to any foreign or domestic government official or government employee from funds of the Bank in violation of any applicable statute, rule or regulation of any jurisdiction in which the Bank or any such subsidiary operates and to which it is subject; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010; or (iv) used any funds of the Bank to make any bribe, rebate, payoff, influence payment, kickback or other payment, in each case in violation of any applicable statute, rule or regulation of any jurisdiction in which the Bank or any such subsidiary operates and to which it is subject.

(xxv)         Compliance with Money Laundering Laws. To the best knowledge of the Bank, (a) the New York branch of the Bank conducts its operations in all material respects in compliance with the financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, and (b) except as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the Bank and its subsidiaries conduct their operations outside the United States in all material respects in compliance with the money laundering statutes, rules and regulations of the jurisdictions in which they operate and to which the operations of the Bank and its subsidiaries are subject in such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Bank or any of its subsidiaries with respect to the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, or the Money Laundering Laws is pending or, to the best knowledge of the Bank, threatened, which would reasonably be expected to result in a Material Adverse Effect.

(xxvi)         Compliance with OFAC. None of the Bank, any of its subsidiaries or, to the knowledge of the Bank, any director, officer, agent, employee or affiliate of the Bank or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Bank will not use the proceeds of the offering of the Securities hereunder in a manner that would result in a violation by the Bank of the U.S. sanctions administered by OFAC.

(xxvii)       Foreign Private Issuer. The Bank is a “foreign private issuer” (as defined in Rule 405 under the Securities Act).

(xxviii)      Waiver of Immunities. The Bank and its obligations under the Transaction Documents and the Securities are subject to civil and commercial law and to suit and neither it nor any of its properties, assets or revenues has any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of judgment, in any jurisdiction, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement.

(xxix)         Withholdings Under Australian Law. Subject to compliance with the requirements set out in Section 128F of the Income Tax Assessment Act 1936 of Australia, as amended, and associated regulations and, where applicable, replacement legislation including but not limited to the Income Tax Assessment Act 1997 of Australia (the “Tax Act”) being met (which does not limit the Bank’s obligation to pay any Additional Amounts (as defined in the Securities) in respect of Australian taxes), payments of principal and interest in respect of the Securities will not be subject to any withholdings or other charges or deductions under the laws of Australia or any political subdivision thereof.

(xxx)          Enforceability of Judgments. Any final and conclusive judgment for the payment of a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States in respect of any suit, action or proceeding against the Bank based upon the Transaction Documents or the Securities or any agreement or instrument entered into in connection herewith or therewith would be recognized by the federal courts of competent jurisdiction in Australia and the courts of competent jurisdiction in the State of New South Wales against the Bank so as to give rise to a new cause of action based on the judgment and capable of enforcement against the Bank, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given, except where (A) the foreign judgment is not consistent with public policy in Australia, (B) the foreign judgment has been obtained by fraud or duress or (C) the foreign judgment has been obtained in proceedings which contravene the principles of natural justice. The Bank knows of no reason why the enforcement in Australia of such a judgment in respect of the Transaction Documents or the Securities or any agreement or instrument entered into in connection herewith or therewith would be contrary to the public policy of Australia as of the date hereof.

(xxxi)         Validity of Agreements under Australian Law. It is not necessary under the laws of Australia or any political subdivision thereof in order to enable any holder of Securities to enforce rights under the Securities or the Indenture, that it should, as a result solely of its holding of the Securities, be licensed, qualified or otherwise entitled to carry on business in Australia or any political subdivision thereof. The Transaction Documents and the Securities are, in all material respects, in proper legal form under the laws of Australia and any political subdivision thereof for the enforcement thereof against the Bank in such jurisdictions. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents or the Securities in Australia or any political subdivision thereof that any of them be filed or recorded or enrolled with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of Australia or any political subdivision thereof.

(xxxii)        Document Taxation under Australian Law. Provided that this Agreement, the Indenture and the Securities are not executed in Australia, neither the Securities nor any documents or instruments entered into by the Bank in connection therewith are subject to any stamp, registration or similar tax or duty imposed by Australia or any political subdivision thereof.

(xxxiii)       Accuracy of Exhibits. There are no material contracts or documents which are required to be described in the Registration Statement, the Time of Sale Information and the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xxxiv)            Investment Company Act. The Bank is not required to register under the provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or to take any other action with respect to or under the Investment Company Act by reason of issuance of the Securities other than filing Form F-N with the Commission which filing has been made and not withdrawn.

(b)            Officers’ Certificates. Any certificate signed by any officer of the Bank in connection with the offer and sale of the Securities and delivered to any Underwriter or to counsel for the Underwriters shall be deemed a representation and warranty by the Bank to each Underwriter as to the matters covered thereby on the date of such certificate.

(c)            Representations, Warranties and Agreements of the Underwriters. Each Underwriter severally and not jointly represents, warrants and agrees that:

(i)            it has not offered for issue or sale, or invited applications for the issue, sale or purchase of, any of the Securities in Australia (including an offer or invitation which is received by a person in Australia); it will not offer for issue or sale, or invite applications for the issue or sale of, or to purchase, any of the Securities in Australia (including an offer or invitation which is received by a person in Australia); and it has not distributed or published, and will not distribute or publish, any preliminary or final disclosure document, advertisements or other offering material relating to the Securities in Australia, unless:

(A)	(I) the aggregate amount payable on acceptance of the offer for the Securities by each offeree or invitee for the Securities, is a minimum amount (disregarding amounts, if any, lent by the Bank or other person offering the Securities, or an associate (as defined in Division 2 of Part 1.2 of the Corporations Act) of either of them) of A$500,000 (or its equivalent in an alternate currency); or (II) the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Act;

(B)	the offer, invitation or distribution complies with all applicable Australian laws and regulations in relation to the offer, invitation or distribution; and

(C)	such action does not require any document to be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange operated by ASX Limited.

(ii)            it will solicit offers to purchase the Securities, and each of the Securities acquired by it as principal will be acquired, on the basis of the information contained in, and as a result of negotiations initiated following distribution of, the Registration Statement, the Time of Sale Information and the Prospectus.

(iii)            it will offer such Securities for sale within 30 days of their issue date:

(A)	to at least 10 persons each of whom at the time of the offer (I) was carrying on a business of providing finance, or investing in or dealing in securities, in the course of operating in financial markets and (II) was not known, or suspected, by the employees of each of the Underwriters directly involved in the sale to be an associate (as defined in Section 128F of the Tax Act) of any other person covered by this subsection (c)(iii)(A);

(B)	to at least 100 persons who it would be reasonable to regard as either having acquired debentures or debt interests (such as the Securities) in the past or is likely to be interested in acquiring debentures (such as the Securities); or

(C)	as a result of negotiations being initiated by the Underwriters in electronic form (such as Reuters or the Bloomberg system or any other electronic financial information system) which is used by financial markets for dealing in debentures (such as the Securities) in accordance with Section 128F(3)(d) of the Tax Act.

(iv)            in connection with the primary distribution of the Securities, will not sell any of the Securities (or any interest in any of the Securities) to any person, if, at the time of such sale, its employees directly involved in the sale knew, or had reasonable grounds to suspect, that, as a result of the sale, such Securities would be acquired (directly or indirectly) by an Offshore Associate (other than in the capacity of dealer, manager or underwriter in relation to the placement of the Securities or in the capacity of a clearing house, custodian, funds manager or responsible entity of an Australian registered scheme). “Offshore Associate” means any party listed in Exhibit D attached hereto.

(v)            it will provide, within 14 days after the receipt of the Bank’s request, such information and documentation which is reasonably requested by the Bank in relation to its marketing efforts to assist the Bank demonstrate (to the extent necessary) that the “public offer test” under Section 128F of the Tax Act has been satisfied, provided, however, that no Underwriter shall be obliged to disclose (I) any information which reveals the identity of any person to whom the offer or invitation was made or any purchaser of any Securities or any information from which such identity would be capable of being ascertained, (II) any information which is customarily regarded by it as confidential or the disclosure of which would be contrary or prohibited by any relevant law, regulation, directive or by any agreement or undertaking or (III) any information or documentation after a period of 7 years from the lodgement of the income tax return by the Bank for the financial year ending immediately following the issue date of the relevant issue of the Securities.

(vi)            it is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering and will promptly notify the Bank if any such proceeding against it is initiated during the Prospectus Delivery Period (as defined in Section 3(e)).

(vii)           it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Bank and not incorporated by reference into the Registration Statement and any press release issued by the Bank) in connection with any offer relating to the Securities other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 1(a)(iii) or Section 3(b) hereof (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Bank in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii) of this Section 1(c)(vii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, prior to the preparation of the Final Term Sheet (as defined below) the Underwriters may use one or more term sheets substantially in the form of Annex B hereto describing the preliminary terms of the Securities or their offering. The “Final Term Sheet” shall mean the term sheet in the form of Annex B hereto prepared by the Bank and approved by the Representatives setting forth the final terms of the Securities.

(viii)          it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the Securities to any retail investor in the European Economic Area or in the United Kingdom. For the purposes of this paragraph, (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Regulation 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation (as defined below); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

(ix)             it (a) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Bank; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(x)             initial offers and sales of the Securities will be made only to purchasers (a) in the United States that are reasonably believed to qualify as “qualified institutional buyers” as defined in Rule 144A of the Securities Act; and (b) outside of the United States, in accordance with (i) the selling restrictions included in the Time of Sale Information and the Prospectus, and (ii) all other applicable laws and regulations relating to or governing similar restrictions on the offer and sale of the securities in the jurisdictions in which such offers or sales occur.

SECTION 2.      Purchase and Sale; Closing.

(a)            Purchase of the Securities by the Underwriters. On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Bank agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter agrees, severally and not jointly, to purchase from the Bank the respective principal amount of the Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.600% of the principal amount of the Securities. The Bank will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein. The Bank understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Bank acknowledges and agrees that the Underwriters may offer and sell the Securities to or through any affiliate of an Underwriter, provided that any such affiliate agrees to be bound by the representations, warranties and agreements of the Underwriters set forth in this Agreement, and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(b)            Payment. Payment for and delivery of the Securities will be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 at 10:00 a.m. New York City time on August 10, 2022 or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Bank may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”. Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Bank to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Bank. The Global Note will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

(c)            No Fiduciary Duty. The Bank acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Bank with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Bank or any other person. Additionally, under this Agreement, neither the Representatives nor any other Underwriter is advising the Bank or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Bank will consult with its own advisors concerning such matters and will be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and, except as expressly provided in this Agreement, the Underwriters will have no responsibility or liability to the Bank with respect thereto. Any review by the Underwriters of the Bank, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and will not be on behalf of the Bank.

SECTION 3.      Covenants of the Bank. The Bank covenants with each Underwriter as follows:

(a)            Required Filings; Payment of Filing Fees. The Bank will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Final Term Sheet) to the extent required by Rule 433 under the Securities Act and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Bank shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)            Amendments or Supplements; Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus relating to the Securities, and before filing any amendment or supplement to the Registration Statement or the Prospectus, in each case prior to the expiry of the Prospectus Delivery Period (as defined below), whether before or after the time that the Registration Statement becomes effective, the Bank will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use or refer to, or authorize or approve others to use or refer to, in each case in connection with the offering of the Securities, or file with the Commission, any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object and shall have given notice of such objection to the Bank in a timely manner.

(c)            Notice to the Representatives. The Bank will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective, if it is not effective prior to the date of this Agreement; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement, any notice objecting to its use pursuant to Rule 401(g)(2), or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus or the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or the Time of Sale Information is delivered to a purchaser, not misleading; and (vii) of the receipt by the Bank of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Bank will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(d)            Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Bank will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(e)            Delivery of Copies. The Bank will deliver, without charge, to each Underwriter (i) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith (other than any exhibits or consents incorporated by reference therein) and (ii) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(f)            Continued Compliance with Securities Laws. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Bank will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)            Blue Sky Qualifications. The Bank will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may request and to which the Bank shall not have objected, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority Inc. (“FINRA”) in connection with the review of the offering of the Securities; provided, however, that in connection therewith the Bank shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject itself to taxation in respect of doing business in such jurisdiction or to service of process in suits, other than those arising out of the offering or issuance of the Securities, in any jurisdiction in which it is not otherwise so subject. The Bank will file promptly such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Bank will promptly advise the Representatives of the receipt by the Bank of any notification with respect to the suspension of the qualification of the Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(h)            Earnings Statement. The Bank will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.

(i)            Lock up. During the period from the date hereof through the Closing Date, the Bank will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of, any United States dollar-denominated debt securities issued or guaranteed by the Bank for its own account and having a tenor of more than one year; provided, however, that nothing in this Agreement shall prevent the Bank from offering, selling, contracting to sell or otherwise disposing of United States dollar-denominated debt securities in the United States under the Bank’s Medium-Term Notes program and outside the United States under the Bank’s European Medium-Term Notes program, and United States dollar-denominated covered bonds in and outside the United States under the Bank’s Global Covered Bond Programme.

(j)            No Stabilization. The Bank will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(k)            Record Retention. The Bank will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(l)            DTC. The Bank will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

(m)            Use of Proceeds. The Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the Time of Sale Information and the Prospectus under “Use of Proceeds”.

(n)            Listing. The Bank agrees that in connection with the allotment of any Ordinary Shares to holders of the Securities upon the Conversion of the Securities, the Bank will use all reasonable efforts to list the Ordinary Shares on the Australian Securities Exchange operated by ASX Limited and to take such steps as are required by the Corporations Act, other applicable laws, the ASX Listing Rules, or any listing rules of any applicable Recognized Exchange, for the Ordinary Shares to be freely tradable without further disclosure or other action.

SECTION 4.      Payment of Expenses.

(a)            Expenses. Except as otherwise agreed, the Bank will pay all expenses incident to the performance of its obligations under this Agreement, including, without limitation:

(i)             the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto);

(ii)            the preparation of the Transaction Documents;

(iii)           the preparation, printing, issuance and delivery of the Securities;

(iv)           the fees and disbursements of the Bank’s accountants and counsel, and of the Trustee and its counsel, and other advisors and agents to the Bank, including any calculation agent or exchange rate agent;

(v)            the reasonable fees and disbursements of counsel to the Underwriters;

(vi)           the qualification of the Securities under state securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Memorandum;

(vii)          any fees charged by rating agencies for the rating of the Securities;

(viii)         the cost of providing any CUSIP or other identification numbers for the Securities; and

(ix)            any out of pocket expenses of the Underwriters incurred with the prior approval of the Bank.

(b)            Termination of Agreement. If (i) this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9 hereof, or (ii) the Bank for any reason fails to tender the Securities for delivery to the Underwriters other than a breach of any representation or warranty contained herein by any Underwriter or the non-performance of any agreement by any Underwriter, the Bank shall reimburse the Underwriters for all of their out of pocket expenses including the reasonable fees and disbursements of counsel for the Underwriters incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

SECTION 5.      Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and to pay for the Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties on the part of the Bank contained in Section 1 hereof or in any certificate furnished by an officer of the Bank pursuant to the provisions hereof, to the performance by the Bank of all of its covenants and other obligations hereunder, and to the following further conditions:

(a)            Registration Compliance; No Stop Order; Payment of Filing Fees. No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose shall be pending before or threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Bank; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 3(a) hereof; the Bank shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b); and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)            Opinions of Counsel for the Bank. On the Closing Date, the Representatives shall have received an opinion, dated as of the Closing Date, of (i) the Counsel and Head of Legal, Group Treasury of the Bank, (ii) Debevoise & Plimpton LLP, New York counsel for the Bank and (iii) King & Wood Mallesons, Australian counsel for the Bank, each in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibits A, B and C hereto. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Bank and of public officials, respectively, and to such further effect as counsel for the Underwriters may reasonably request.

(c)            Opinion of Counsel for Underwriters. On the Closing Date, the Representatives shall have received an opinion, dated as of Closing Date, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Representatives. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Bank and of public officials.

(d)            Officers’ Certificate. On the Closing Date, there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, any material adverse change, or any development that could reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in or affecting the earnings or operations of the Bank and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of a Managing Director, any Group Executive, any Executive Director, the General Counsel or the Counsel and Head of Legal, Group Treasury and the Chief Financial Officer, the Group Treasurer, the Managing Director, Balance Sheet, Liquidity & Funding Management, or the General Manager, Group Performance Management, of the Bank dated the Closing Date to the effect (i) that there has been no such material adverse change or development, (ii) that the other representations and warranties of the Bank contained in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) that the Bank has satisfied all conditions and performed all obligations under this Agreement to be performed or satisfied on its part at or prior to the Closing Date and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officers’ knowledge, are threatened by the Commission.

(e)            Comfort Letters. On the date of this Agreement and on the Closing Date, the independent accountants who certified any audited financial statement of the Bank and any supporting schedules thereto included, or incorporate by reference, in the Registration Statement shall have furnished to the Representatives, at the request of the Bank, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter of PricewaterhouseCoopers delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f)            Ratings. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Bank by any “nationally recognized statistical rating organization”, as such term is defined by the Commission in Rule 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Bank (other than an announcement with positive implications of a possible upgrading, or, with respect to a change in its outlook, an announcement that would not, in the reasonable judgment of the Representatives, have a material adverse effect on the offer, sale or delivery of the Securities).

(g)            Additional Documents. On or prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Bank in connection with the issuance and sale of the Securities as contemplated herein shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(h)            Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Bank at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 13, 14, 15, 16, 17, 18 and 21 shall survive any such termination and remain in full force and effect.

SECTION 6.      Indemnification.

(a)            Indemnification of Underwriters. The Bank agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 405 under the Securities Act, its and their partners, directors and officers and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, as amended or supplemented, any Issuer Free Writing Prospectus (when taken together with the Time of Sale Information), any Additional Information (when taken together with the Time of Sale Information) or any Time of Sale Information (collectively, the “Indemnified Disclosure”), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the prior written consent of the Bank; and

(iii)           against any and all reasonable expense whatsoever, (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen in accordance with Section 6(c) below), incurred, in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Bank by any Underwriter through the Representatives expressly for use in the Indemnified Disclosure.

(b)            Indemnification of the Bank, Directors and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Bank, its directors, its officers who signed the Registration Statement, and each person, if any, who controls the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information in reliance upon and in conformity with written information furnished to the Bank by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information.

(c)            General. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. Any failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and, in the reasonable opinion of counsel to the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to paragraph (a) above and by the Bank in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)            Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) above effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.      Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Bank and the Underwriter in respect of which such indemnity agreement is held to be unenforceable shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Bank and such Underwriter, as incurred, in such proportions that such Underwriter is responsible for that portion represented by the total commissions and underwriting discounts received by such Underwriter as set forth in the table on the cover page of the Prospectus bears to the total net proceeds (before deducting expenses) received by the Bank from the sale of the Securities, and the Bank is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, each director of the Bank, each officer of the Bank who signed the Registration Statement, and each person, if any, who controls the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Bank. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of securities sold to or through each Underwriter and not joint.

SECTION 8.      Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of an Underwriter or controlling person of an Underwriter, or by or on behalf of the Bank, and shall survive each delivery of and payment for any of the Securities.

SECTION 9.      Termination.

(a)            Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Bank, if after execution and delivery of this Agreement and prior to the Closing Date (i) there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information or the Prospectus, any material adverse change, or any development that could reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in or affecting the earnings or operations of the Bank and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which, in the reasonable judgment of the Representatives, makes it impracticable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus; (ii) there shall have occurred any suspension or limitation of trading in securities generally on the New York Stock Exchange, Inc., or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Bank on any exchange or in the over-the-counter market; (iii) there shall have occurred any banking moratorium declared by United States federal, New York or Australian authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) after the time and date of this Agreement, there has been any actual or prospective change in Australia or United States tax laws or regulations that materially adversely affects the Securities to be issued pursuant to this Agreement; or (v) there shall have occurred any outbreak or escalation of major hostilities in which the United States or Australia is involved, any declaration of war by Congress or any other national or international calamity or emergency and, in the reasonable judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(b)            Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 13, 14, 15, 16, 17, 18 and 21 shall survive such termination and remain in full force and effect.

SECTION 10.      Default by One or More of the Underwriters. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Bank on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Bank shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Bank may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Bank or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Bank agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases the Securities that a defaulting Underwriter agreed but failed to purchase.

(b)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Bank as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Bank shall have the right to require each non-defaulting Underwriter to purchase the principal amount of the Securities that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Bank as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Bank shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Bank, except that the Bank will continue to be liable for the payment of expenses as set forth in Section 4 hereof and except that the provisions of Sections 6 and 7 hereof shall not terminate and shall remain in effect.

(d)            Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Bank or any non-defaulting Underwriter for damages caused by its default.

SECTION 11.      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at BofA Securities, Inc., 1540 Broadway, NY8-540-26-02, New York, New York, 10036, United States of America, Attention: High Grade Transaction Management/Legal, Facsimile: (212) 901- 7881, Email: dg.hg_ua_notices@bofa.com; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, United States of America, Facsimile: (646) 291-1469, Attention: General Counsel; Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, NY 10036, United States of America, Facsimile: (212) 507-8999, Attention: Investment Banking Division; and Westpac Banking Corporation, 275 Kent Street, Sydney NSW 2000, Australia, Telephone: +61 2 8254 1425, Attention: Executive Director, Head of Syndicate. Notices to the Bank shall be directed to Westpac Banking Corporation, Level 3, 275 Kent Street, Sydney NSW 2000, Australia, Telephone: +61 2 8253 4314, Attention: Global Funding, Group Treasury. Any party to this Agreement may from time to time designate another address to receive notice pursuant to this Agreement by notice duly given in accordance with the terms of this Section 11.

SECTION 12.      Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of the Securities from any Underwriter shall be deemed to be a successor to any party hereunder by reason merely of such purchase.

SECTION 13.      Consent to Jurisdiction; Appointment of Agent to Accept Service of Process.

(a)            The Bank irrevocably consents and agrees, for the benefit of the holders from time to time of the Securities, the Underwriters and the other persons referred to in Section 12 hereof that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the courts of the State of New York or the courts of the United States located in The City of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues arising out of or in connection with this Agreement.

(b)            The Bank hereby irrevocably designates, appoints and empowers its New York branch, with offices at 575 Fifth Avenue, New York, New York 10017, Attention: Branch Manager, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in any United States or State court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Bank agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 13 satisfactory to the Underwriters. The Bank further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the relevant agent for service of process referred to in this Section 13 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified mail, first class, postage prepaid, to the Bank at its address specified in or designated pursuant to this Agreement. The Bank agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of the Securities, the Underwriters and the other persons referred to in Section 12 hereof to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Bank or bring actions, suits or proceedings against the Bank in any jurisdiction, and in any manner, as may be permitted by applicable law. The Bank hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the United States federal courts located in The City of New York or the courts of the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(c)            The provisions of this Section 13 shall survive any termination of this Agreement, in whole or in part.

SECTION 14.      Foreign Taxes. Any amounts payable hereunder, other than payments of interest, principal or premium, if any, in respect of any of the Securities, to an Underwriter shall be made free and clear of and without withholding or deduction for or on account of any and all taxes, levies, imposts, duties, charges or fees of whatsoever nature now or hereafter imposed, levied, collected, deducted or withheld or assessed by or on behalf of Australia or any political subdivision thereof or by any jurisdiction, other than the United States or any taxing authority or political subdivision thereof, in which the Bank has a branch, an office or any agency from which payment is made (a “Taxing Authority”), excluding (i) any such tax which would not have been imposed if such Underwriter had no present or former connection with any such jurisdiction other than the performance of its obligations hereunder, (ii) any income or franchise tax imposed on the net income of such Underwriter by any jurisdiction of which such Underwriter is a resident, citizen or domiciliary, or in which such Underwriter is engaged in business and (iii) any tax imposed that would not have been imposed but for the failure by such Underwriter to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with any Taxing Authority if compliance is required by such Taxing Authority as a pre-condition to exemption from, or reduction in rate of, such tax (all such non-excluded taxes, the “Foreign Taxes”). If, by operation of law or otherwise, that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted cannot be paid or remitted, then amounts payable under this Agreement shall be increased to such amounts as are necessary to yield and remit to such Underwriter amounts which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equal the amounts that would have been payable if no Foreign Taxes had been so withheld or deducted (the “Additional Amount”); provided, however, that no Additional Amount with respect to any payment or compensation to such Underwriter hereunder shall be required to be paid in the event that such payment or compensation is subject to such Foreign Tax by reason of such Underwriter being connected with the jurisdiction of the Taxing Authority other than by reason of merely receiving payment hereunder.

SECTION 15.      Waiver of Sovereign Immunity. To the extent that the Bank or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Securities, the Bank hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 16.      Judgment Currency. The Bank agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which such Underwriter would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter had such Underwriter utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such Underwriter’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Bank and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 17.      Joint Activities. The Bank and the Underwriters have agreed to come together to execute the offering of the Securities under this Agreement. In order to give effect to their intention, they have severally agreed to obligations on the terms of this Agreement. In particular, the Bank and the Underwriters acknowledge that activities undertaken jointly, including without limitation, any pricing process, any book-build process, any solicitation process, any allocation process, any price stabilization transactions and any restrictions on the parties, the offer, the sale, the resale or the transfer of any Securities, in each case, undertaken under the terms of this Agreement or any arrangements or understandings which are contemplated by this Agreement are reasonably necessary to implement offers of the Securities under this Agreement. Nothing in this Section 17 affects the rights, obligations, responsibilities or liabilities of the parties in respect of this Agreement or any transaction contemplated by it.

SECTION 18.      GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 19.      Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20.      Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument. Counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, the Indenture or the Securities shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 21.      Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 21, the following terms shall have the following meaning:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 22.      Westpac Banking Corporation, as Underwriter (“WIB”), Option.  On the Closing Date, WIB may reduce or eliminate its obligation to purchase the Securities that it has agreed to purchase hereunder by delivering a written notice to the other parties hereto by 9:00 a.m., New York City time, on the Closing Date.  Such notice shall state the principal amount of the Securities that WIB is no longer obligated to purchase.  Upon receipt of such notice, the Bank shall have the right to require each Underwriter other than WIB to purchase the principal amount of the Securities that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities that WIB is no longer obligated to purchase.

SECTION 23.      Miscellaneous. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Bank, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

WESTPAC BANKING CORPORATION

By:	/s/ Yvette Adiguzel
Name: Yvette Adiguzel
Title: Tier 1 Attorney

CONFIRMED AND ACCEPTED, as of the date first above written:

As Representatives of the several Underwriters listed in Schedule 1 hereto

BOFA SECURITIES, INC.

By:	/s/ Sandeep Chawla
Name: Sandeep Chawla Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner Title: Director

MORGAN STANLEY & CO. LLC

By:	/s/ Tammy Serbee
Name: Tammy Serbee Title: Managing Director

WESTPAC BANKING CORPORATION

By:	/s/ Mark van der Griend
Name: Mark van der Griend Title: Director

Schedule 1

With respect to the Securities

Underwriter	Principal Amount
BofA Securities, Inc.	US$	250,000,000
Citigroup Global Markets Inc.	US$	250,000,000
Morgan Stanley & Co. LLC	US$	250,000,000
Westpac Banking Corporation	US$	240,000,000
ICBC Standard Bank Plc	US$	5,000,000
Scotia Capital (USA) Inc.	US$	5,000,000
Total	US$	1,000,000,000

Ex. D-1